UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2013 (May 15, 2013)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

In conjunction with the Company’s Annual Meeting of Stockholders held on May 15, 2013, three proposals were presented for a stockholder vote.  Set forth below are the voting results for each of the proposals.

Proposal No. 1: Re-election of two Class III directors to the Company’s Board of Directors for a three-year term:

	For	Against/Withheld	Broker Non-Votes
Steven A. Rathgaber	40,724,881	454,473	1,530,068
Mark Rossi	40,986,132	193,222	1,530,068

The Company’s other continuing directors are Timothy Arnoult, Robert P. Barone, Jorge M. Diaz, Dennis Lynch, G. Patrick Phillips,  and Juli Spottiswood. As previously announced, Mr. Barone will retire from our Board on June 28, 2013.

Proposal No. 2: Approval of advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
36,528,560	4,599,745	51,049	1,530,068

Proposal No. 3: Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
39,328,960	3,329,216	51,246	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.
(Registrant)

May 20, 2013	/s/ j. chris brewster
(Date)	J. Chris Brewster
Chief Financial Officer